Exhibit 99.1

Investor Relations Contact:
Suresh Bhaskaran
Xilinx, Inc.
(408) 879-4784
ir@xilinx.com

XILINX REPORTS RECORD REVENUES AND EPS IN FISCAL THIRD QUARTER
Revenue growth of 34% year over year driven by strength across all primary end markets

SAN JOSE, Calif., January 23, 2019 -- Xilinx, Inc. (Nasdaq: XLNX) today announced record revenues of $800 million for the third quarter of fiscal year 2019, up 7% from the prior quarter and up 34% year over year. GAAP net income for the December quarter was $239 million, or $0.93 per diluted share. Non-GAAP net income for the December quarter was $237 million, or $0.92 per diluted share.
The Xilinx Board of Directors declared a quarterly cash dividend of $0.36 per outstanding share of common stock payable on February 21, 2019 to all stockholders of record at the close of business on February 6, 2019.
Additional third quarter of fiscal year 2019 comparisons are represented in the charts below. Due to the adoption of the new revenue recognition standard in the first quarter of fiscal year 2019, all fiscal 2018 results have been restated to conform to the new standard:

Q3 2019 Financial Highlights
(In millions, except EPS)

	GAAP
	Q3	Q2	Q3
	FY 2019	FY 2019	FY 2018	Q-T-Q	Y-T-Y
Net revenues*	$800	$746	$599	7%	34%
Operating income	$258	$233	$161	11%	60%
Net income (loss)	$239	$216	$(12)	11%	NM
Diluted earnings (loss) per share	$0.93	$0.84	$(0.05)	11%	NM

	Non-GAAP
	Q3	Q2	Q3
	FY 2019	FY 2019	FY 2018	Q-T-Q	Y-T-Y
Net revenues*	$800	$746	$599	7%	34%
Operating income	$263	$236	$162	12%	63%
Net income	$237	$221	$167	7%	42%
Diluted earnings per share	$0.92	$0.87	$0.65	6%	42%
*No adjustment between GAAP and Non-GAAP

“I am very excited to report yet another record revenue and earnings quarter. During the third fiscal quarter, we delivered revenues of $800 million, representing 34% year over year growth. Based on the guidance we are providing for the fiscal fourth quarter, we expect to exceed $3 billion in annual revenues for the first time in our history. In addition to the robust revenue growth, we also demonstrated strong profitability by posting over 60% growth in non-GAAP operating income and over 40% growth in non-GAAP diluted earnings per share year over year. We continue to execute to our strategy and drive growth across our portfolio,” said Victor Peng, President and Chief Executive Officer.

Net Revenues by Geography:

	Percentages			Growth Rates
	Q3 FY 2019	Q2 FY 2019	Q3 FY 2018	Q-T-Q	Y-T-Y
North America	28%	28%	31%	9%	24%
Asia Pacific	46%	44%	41%	12%	47%
Europe	18%	20%	20%	(5%)	24%
Japan	8%	8%	8%	4%	26%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q3 FY 2019	Q2 FY 2019	Q3 FY 2018	Q-T-Q	Y-T-Y
Data Center and TME	21%	21%	25%	5%	14%
Automotive, Broadcast and Consumer	15%	16%	17%	2%	20%
Communications	35%	35%	33%	8%	41%
Industrial, Aerospace & Defense	27%	25%	31%	16%	17%
Channel	2%	3%	(6%)	NM	NM

Net Revenues by Product:

	Percentages			Growth Rates
	Q3 FY 2019	Q2 FY 2019	Q3 FY 2018	Q-T-Q	Y-T-Y
Advanced Products	66%	64%	58%	9%	51%
Core Products	34%	36%	42%	3%	9%

Products are classified as follows:

Advanced Products: Alveo, UltraScale+, Ultrascale and 7-series products.
Core Products: Virtex-6, Spartan-6, Virtex‐5, CoolRunner‐II, Virtex-4, Virtex-II, Spartan-3, Spartan-2, XC9500 products, configuration solutions, software & support/services.

Key Statistics:
(Dollars in millions)

	Q3 FY 2019	Q2 FY 2019	Q3 FY 2018

Annual Return on Equity (%)*	34	34	17

Operating Cash Flow	$314	$313	$185

Depreciation Expense (including software amortization)	$18	$16	$11

Capital Expenditures (including software)	$20	$14	$7

Combined Inventory Days	109	100	124

Revenue Turns (%)	40	48	43

*Return on equity calculation: Annualized year to date net income/average stockholders’ equity

Product and Financial Highlights - Fiscal Third Quarter 2019

•
Data Center and Test, Measurement & Emulation (TME) revenues grew 14% year over year driven primarily by the Data Center business (ex-Cryptocurrency) and TME business, which both experienced double digit growth during the quarter. Xilinx continued its strong design win momentum in Data Center across multiple applications including big data acceleration, machine learning inference, video transcoding, network acceleration and storage controllers. The Company also has won designs for SmartNIC applications with multiple hyperscalers. Further developing its platform ecosystem, the Company significantly increased the cumulative number of Xilinx community developers trained on SDAccel to over 2,250. FaaS engagement momentum continued to build with Amazon, Alibaba, Huawei and other hyperscalers. TME revenues were strong across both the Test & Measurement area and Emulation & Prototyping, reflecting strong product leadership position in those markets.

•
Communications revenues increased 41% year over year, driven by strength in the Wireless Communications business. Wireless Communications benefitted from 5G deployment in South Korea and preparation for 5G deployment in both China and North America as well as ongoing LTE upgrades. Wireless Communications also saw continued momentum across both radio and baseband applications with OEM customers across multiple geographies. Wired business grew year over year with strength from Optical/Data Center Interconnect applications.

•
Xilinx continued engagement momentum with several leading automotive customers during the quarter with the goal of enabling their roadmap toward automated driving. During the Xilinx Developer Forum in Frankfurt, Daimler showcased its AI solution in the new Mercedes GLE Sport Utility Vehicle that is powered by Xilinx machine learning algorithms and MPSoCs. In addition, ZF Friedrichshafen AG, a global leader and Tier-1 automotive supplier, recently announced a strategic collaboration in which Xilinx technology will power their highly-advanced AI based automotive control unit to enable automated driving applications.

•
The Advanced Products category increased 51% year over year during the quarter. Revenue from 16nm products continued its strong ramp with broad-based adoption, increasing approximately 4x during the same period. Zynq-based revenues, grew approximately 80% year over year driven by a broad set of applications across multiple end markets, served in particular by MPSoC.  Zynq MPSoC revenues grew over 3x compared to fiscal third quarter 2018.

•
Extending its significant technology leadership, Xilinx taped out Versal - the industry's first Adaptive Compute Acceleration Platform (ACAP) at the end of fiscal third quarter. Built on TSMC's 7nm FinFET process technology, the Versal portfolio is the first platform to combine software programmability with domain-specific hardware acceleration and the adaptability essential for today’s rapid pace of innovation.

Business Outlook - Fiscal Fourth Quarter 2019
The following statements are based on current expectations, and as indicated, are presented on a GAAP and non-GAAP basis. These statements are forward-looking and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release.
Fiscal Fourth Quarter 2019

	GAAP	Non-GAAP Adjustments	Non-GAAP
Revenues	$815M - $835M	-	$815M - $835M
Gross Margin	~68.5%	-	~68.5%
Operating Expenses	~$310M	$5M(1)	~$305M
Other Income	~$4M	-	~$4M
Tax Rate	6% - 8%	-	6% - 8%
Notes regarding Non-GAAP Adjustments:

(1)	Excludes an estimated amount of $5 million in M&A related expenses and amortization of acquisition related intangibles

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the December quarter financial results and management's outlook for the March quarter. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 6696387. The telephonic replay will be available for two weeks following the live call.

Non-GAAP Financial Information

Fiscal third quarter 2019 results and business outlook for the March quarter include financial measures which are not determined in accordance with the United States generally accepted accounting principles (GAAP), as indicated.  Non-GAAP measures should not be considered as a substitute for, or superior to, financial measures determined in accordance with GAAP. The presentation of non-GAAP financial measures has been reconciled, in each case, to the most directly-comparable GAAP measure, as indicated in the accompanying tables. The Company’s calculation of such non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Management uses the non-GAAP financial measures disclosed herein to evaluate the Company's financial results from continuing operations (excluding the impact of acquisitions) and compare to operating performance in past periods.  Similarly, Management believes presentation of these non-GAAP measures is useful to investors because it enables investors and analysts to evaluate operating expenses of the Company's core business, excluding the impact of non-core business expenses such as acquisition-related amortization and non-recurring items.

M&A related expenses: These expenses mainly consist of legal and consulting fees associated with due diligence review of acquired companies. We believe that these costs do not reflect the Company’s current operating performance. Consequently, the non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Amortization of acquisition-related intangibles: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology acquired in connection with business combinations. The non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.
Gains on investment related to acquisition: The Company excludes the accounting gain resulting from revaluation of its prior minority investment in DeePhi Tech. The Company believes excluding this gain will facilitate a comparable evaluation of its current operating performance to its past operating performance.
Income taxes: The Company excludes the income tax effects of non-GAAP adjustments reflected in Operating Expenses and Other Income, as detailed above. It also excludes U.S. tax reform related items. The Company believes excluding U.S. tax reform related items will facilitate a comparable evaluation of its current performance to its past performance. The fourth quarter of fiscal 2019 outlook does not reflect other tax related items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Forward Looking Statements
This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the March quarter. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, costs and liabilities associated with current and future litigation, our ability to realize the goals contemplated by our acquisitions and strategic investments, the impact of current and future legislative and regulatory changes, the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof, and other risk factors described in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops highly flexible and adaptive processing platforms that enable rapid innovation across a variety of technologies - from the endpoint to the edge to the cloud. Xilinx is the inventor of the FPGA, hardware programmable SoCs and the ACAP, designed to deliver the most dynamic processor technology in the industry and enable the adaptable, intelligent and connected world of the future. For more information, visit www.xilinx.com.

Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, Alveo, Versal and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.

XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	December 29, 2018	September 29, 2018	December 30, 2017*	December 29, 2018	December 30, 2017*
Net revenues	$800,057	$746,252	$598,603	$2,230,678	$1,828,832
Cost of revenues	247,903	231,620	177,969	686,411	554,478
Gross margin	552,154	514,632	420,634	1,544,267	1,274,354
Operating expenses:
Research and development	189,329	183,372	166,231	543,527	477,267
Selling, general and administrative	103,039	97,685	92,753	291,256	272,981
Amortization of acquisition-related intangibles	1,866	839	353	3,064	1,568
Total operating expenses	294,234	281,896	259,337	837,847	751,816
Operating income	257,920	232,736	161,297	706,420	522,538
Interest and other income (expense), net	(1,330)	6,408	5,469	2,231	9,138
Income before income taxes	256,590	239,144	166,766	708,651	531,676
Provision for income taxes	17,230	23,432	179,251	63,542	213,166
Net income (loss)	$239,360	$215,712	$(12,485)	$645,109	$318,510
Net income (loss) per common share:
Basic	$0.95	$0.85	$(0.05)	$2.55	$1.28
Diluted	$0.93	$0.84	$(0.05)	$2.53	$1.23
Cash dividends per common share	$0.36	$0.36	$0.35	$1.08	$1.05
Shares used in per share calculations:
Basic	253,060	252,988	254,089	252,634	248,671
Diluted	256,374	255,522	254,089	255,227	258,995

* Fiscal 2018 balances have been restated to conform to the new revenue recognition standard (ASC 606).

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	December 29, 2018	March 31, 2018*
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$3,469,652	$3,447,570
Accounts receivable, net	359,367	382,246
Inventories	283,329	236,077
Other current assets	60,004	88,695
Total current assets	4,172,352	4,154,588
Net property, plant and equipment	317,260	304,117
Long-term investments	83,803	97,896
Other assets	781,349	503,946
Total Assets	$5,354,764	$5,060,547

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$453,018	$412,759
Current portion of long-term debt	499,851	499,186
Total current liabilities	952,869	911,945
Long-term debt	1,221,438	1,214,440
Other long-term liabilities	543,262	573,809
Stockholders' equity	2,637,195	2,360,353
Total Liabilities and Stockholders' Equity	$5,354,764	$5,060,547

* Fiscal 2018 balances have been restated to conform to the new revenue recognition standard (ASC 606).

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended			Nine Months Ended
	December 29, 2018	September 29, 2018	December 30, 2017	December 29, 2018	December 30, 2017
SELECTED CASH FLOW INFORMATION:
Depreciation and amortization of other intangibles	$17,974	$16,048	$11,452	$49,097	$34,416
Amortization - others	7,984	8,144	5,458	23,461	12,619
Stock-based compensation	38,641	34,945	36,801	109,194	105,209
Net cash provided by operating activities	313,917	313,123	184,686	803,208	577,734
Purchases of property, plant and equipment and other intangibles	20,270	14,174	6,791	60,803	28,940
Payment of dividends to stockholders	91,108	91,077	89,491	272,860	263,751
Repurchases of common stock	1,015	23,236	73,290	161,551	310,806

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$2,366	$2,249	$2,188	$6,650	$6,486
Research and development	22,352	20,047	20,217	63,329	57,779
Selling, general and administrative	13,923	12,649	14,396	39,215	40,944

XILINX, INC.
RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	December 29, 2018	September 29, 2018	December 30, 2017*	December 29, 2018	December 30, 2017*
GAAP operating income	$257,920	$232,736	$161,297	$706,420	$522,538
Acquisition-related costs	3,208	2,206	—	6,909	—
Amortization of acquisition-related intangibles	1,866	839	353	3,064	1,568
Non-GAAP operating income	$262,994	$235,781	$161,650	$716,393	$524,106

GAAP net income	$239,360	$215,712	$(12,485)	$645,109	$318,510
Acquisition-related costs	3,208	2,206	—	6,909	—
Amortization of acquisition-related intangibles	1,866	839	353	3,064	1,568
Gain from private investments	—	(6,503)	—	(6,503)	—
Income tax effect of changes in applicable U.S. tax laws	(6,949)	9,355	178,880	2,406	178,880
Income tax effect of non-GAAP adjustments	(559)	(160)	—	(719)	—
Non-GAAP net income	$236,926	$221,449	$166,748	$650,266	$498,958

GAAP diluted earnings (loss) per share	$0.93	$0.84	$(0.05)	$2.53	$1.23
Acquisition-related costs	0.01	0.01	—	0.02	—
Amortization of acquisition-related intangibles	0.01	—	—	0.01	0.01
Gain from private investments	—	(0.02)	—	(0.02)	—
Income tax effect of changes in applicable U.S. tax laws	(0.03)	0.04	0.70	0.01	0.69
Income tax effect of non-GAAP adjustments	—	—	—	—	—
Non-GAAP diluted EPS	$0.92	$0.87	$0.65	$2.55	$1.93

* Fiscal 2018 balances have been restated to conform to the new revenue recognition standard (ASC 606).